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                            FOR IMMEDIATE RELEASE

Contact:    Joseph A. Gitto (212) 306-6201
            President and Chief Financial Officer
            Imtech
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     New York, New York - November 21, 1996 - Information Management
Technologies Corporation ("Imtech") [NASDAQ:IMTKA](Class A Common Stock)] announced today that Christopher D. Holbrook, its Chief Executive Officer, Chief Operating Officer, and Director of the Company resiged his positions and will continue to serve as a consultant to the company.

     The Board of the Company appointed Robert H. Oxenberg, the Chairman of the Company, to act as interim Chief Executive Officer.